UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

(781) 792-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

On December 28, 2012, Clean Harbors, Inc. (“Clean Harbors”) completed its previously announced acquisition of Safety-Kleen, Inc. (“Safety-Kleen”) through a merger of CH Merger Sub, Inc., a wholly-owned subsidiary of Clean Harbors, into Safety-Kleen, with Safety-Kleen surviving such merger as a wholly-owned subsidiary of Clean Harbors.

Clean Harbors’ Unaudited Pro Forma Condensed Combined Balance Sheet as at September 30, 2012, Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2011 and Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2012, each reflecting the acquisition of Safety-Kleen, were previously included in the Current Report on Form 8-K filed on January 4, 2013, as amended by the Amendment to the Current Report on Form 8-K/A filed on March 8, 2013.  Clean Harbors’ Consolidated Balance Sheet as at December 31, 2012, as included in Clean Harbors’ Annual Report on Form 10-K for the period then ended, filed on March 6, 2013, includes the assets and liabilities assumed from Safety-Kleen. The unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2012, reflecting the acquisition of Safety-Kleen, is attached hereto as Exhibit 99.1.

(d) Exhibits

The information exhibits are filed herewith.

99.1 Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

April 3, 2013	/s/ James M. Rutledge
Vice Chairman, President and
Chief Financial Officer